Exhibit 99.1

Tingo Group Announces Appointment of Interim Co-Chief Executives and Independent Director

MONTVALE, NJ – September 18, 2023 – Tingo Group, Inc. (NASDAQ: TIO) (“Tingo” or the “Company”), a profitable and fast growing fintech, agri-fintech, and food company, today announced the appointments of Dozy Mmobuosi and Kenneth Denos each as interim co-Chief Executive Officers, following the decision by Darren Mercer to retire to spend time with his young family and to coincide with his milestone birthday yesterday. Mr. Mercer has led the Company through numerous key developments and milestones in its recent history, including its transformational acquisitions of Tingo Mobile Limited and Tingo Foods Plc, as well as a rigorous investigation and response to allegations made by short seller Hindenburg Research (the “Investigation”). As the Company announced on May 10, 2022, Mr. Mercer planned to step down as Chief Executive following the merger of MICT and Tingo, Inc. under the original merger transaction. That move, however, was postponed under the new merger structure, which completed on November 30, 2022, and then delayed further by the Investigation.

As the founder and visionary of both Tingo Foods plc (“Tingo Foods”) and Tingo Mobile Limited (“Tingo Mobile”), which has become one of Africa’s leading agri-fintech companies over the past 23 years, Mr. Mmobuosi is uniquely positioned to lead the Company, develop it further and provide continuity, while the Company completes a global search for a permanent world-class Chief Executive Officer, who has relevant expertise and experience. Mr. Denos has served as a director of Tingo since its acquisition of Tingo Mobile in November 2022, and an executive of Tingo Mobile’s prior parent company, Agri Fintech Holdings, Inc. (formerly known as Tingo, Inc.) since August 2021. He also brings decades of experience with U.S. public companies and associated governance, reporting, communication, and compliance requirements.

In addition, the Company is pleased to appoint Jamal (Jamie) Kurshid as an independent member of the Board of Directors. Mr. Kurshid brings more than 20 years of investment banking experience with several leading financial institutions including Goldman Sachs, Credit Suisse and Jacobi Asset Management Holdings Limited, together with executive experience in the technology, digital payments and the fintech sectors, most recently as Chief Operating Officer and Director of Caduceus Foundation, a blockchain technology company in Singapore. Previously, he was COO of Droit Financial Technology, an enterprise technology firm, and a co-founder of Digital RFQ, a leading digital payments service. Mr. Kurshid also serves on the Board of Directors for Financial Strategies Acquisition Corp., 4Phyll Private Limited, and OneCycle Group. Mr. Kurshid’s appointment follows the retirement of Robert Benton as independent member of the Board and Chair of the Audit Committee.

Concurrent with the above three appointments, the Company’s long-standing Deputy Chairman John Scott will move into the role of Chairman, and Sir David Trippier will expand his role as an independent member of the Board of Directors to assume the position of Chair of the Audit Committee.

Darren Mercer, former Chief Executive Officer of Tingo Group, Inc. commented: “While I have known for quite some time that the day of my retirement as Chief Executive Officer of the Company would come since May 10, 2022 when I originally agreed to hand over the role to Dozy Mmobuosi as part of the Tingo Mobile acquisition, today is tinged with some melancholy, as well as pride, as I leave a position I have devoted myself to and worked tirelessly in over the past four years.

“I am privileged to have played a major role in transforming the Company from having de minimis market capitalization into a fast-growing group of innovative businesses at the forefront of their sector, now delivering billions of dollars of revenue each year, generating hundreds of millions of dollars per quarter of profitability, as well as the recently initiated dividend program, which is expected to deliver material dividend increases over the coming quarters. I am enormously proud of what we have achieved, not least of which are the acquisitions of Tingo Mobile and Tingo Foods. I do, however, readily acknowledge that the near unlimited potential of this business requires a Chief Executive Officer that has specific expertise in both the relevant sectors and geographical markets and is able to spend most of their time on the African continent.

“With a young family, including newly born twins, and having reached a milestone birthday yesterday, I believe that now is the appropriate time for me to hand over the baton. I had intended to do this earlier in the year, but clearly had to reassess when the investigation into the Hindenburg allegations became a priority. With that now behind us, and the business currently performing very strongly with material further growth expected in the fourth quarter I feel it is important to have the right team in place, not only to maximize the unlimited opportunities we have at hand, but also to continue the Company’s impressive growth trajectory.

“With our recently launched export business experiencing significant growth, which is expected to increase substantially in the fourth quarter, together with major developments in Tingo Foods including next year’s launch of our own food processing facility among other exciting prospects, I believe I leave the Company very well placed to deliver considerable shareholder value, including regular quarterly dividends moving forward. I feel it is also worth mentioning that the Company’s cash balances have increased significantly over the past two months, and currently stand at more than $400 million, having been $53.2 million as of June 30, 2023, following our investment in the second quarter of close to $1 billion in mobile phones for new customers and inventory payments for Tingo Foods and Tingo DMCC. I am also pleased to report that we have made significant progress with the conversion of $20 million in value of Naira into U.S. Dollars for the purpose of paying the Company’s first quarterly dividend.”

“I wish Dozy, Ken and the Board the very best of fortune and success and would like to thank shareholders for their support during my tenure. As a significant long-term shareholder, I very much look forward to sharing in the Company’s future accomplishments and prosperity.”

John Scott, Chairman of Tingo Group, Inc. commented: “I would like to thank Darren for the significant contribution he has made to both the old MICT shareholders and to the new Tingo shareholders. He has worked tirelessly to deliver shareholder value while embracing and enhancing strong corporate governance procedures.

“Darren leaves the Company in a vastly different position to the one he entered four years ago, and I will miss his vision and commitment to the cause. I wish him and his family happiness in his well-earned retirement.”

“I also wish to thank Robert Benton for his service, and to welcome Dozy, Ken and Jamie into their new positions as we enter this exciting new chapter for the Company and our shareholders.”

Dozy Mmobuosi, Interim Co-Chief Executive Officer of Tingo Group, Inc. commented: “Darren has been a valuable asset to the Company and the Board. His vision and belief in acquiring Tingo Mobile and Tingo Foods has added immense value to the Company’s shareholders. On behalf of our team, I would like to thank Darren for believing in them and the welfare of Africa. His decision to retire is understood by us all and I am sure his continued support of the company will be evident for a long time to come. I wish Darren and his family much happiness in his retirement.

“As we move into this new chapter of the Company’s development with Ken and I each assuming the role of co-Chief Executive Officer on an interim basis while we search for a sector-experienced and accomplished candidate to take on the role permanently, we are delighted to report that the Company’s cash balances have increased significantly to a current level of more than $400 million thanks to a strong period of trade. I am also pleased to report significant progress towards completing our first quarterly dividend and once approved, we will make the next application, this time for a larger amount, with the goal of increasing the amount of the dividend for our third quarter.”

Ken Denos, Interim Co-Chief Executive Officer of Tingo Group, Inc. commented: “Dozy and I are grateful to Darren for the unwavering commitment and devotion he gave to the role of Chief Executive, and we are excited to build on the foundations he established for the Company and its shareholders. Darren will be greatly missed, but as a continued long-term shareholder and friend to the Company I know that should we require his services in the future he will be only too willing to oblige. We have been privileged to witness Darren’s tireless work, including throughout the Tingo Mobile acquisition, and he deserves our thanks and a well-deserved rest in his retirement.”

About Tingo Group

Tingo Group, Inc. (Nasdaq: TIO) is a global Fintech and Agri-Fintech group of companies with operations in Africa, Southeast Asia and the Middle East. Tingo Group’s wholly owned subsidiary, Tingo Mobile, is a leading Agri-Fintech company operating in Africa, with a comprehensive portfolio of innovative products, including a ‘device as a service’ smartphone and a value-added service platform. As part of its globalization strategy, Tingo Mobile has recently begun to expand internationally and entered into trade partnerships that are contracted to increase the number of subscribed farmers from 9.3 million in 2022 to more than 32 million, providing them with access to services including, among others, the Nwassa ‘seed-to-sale’ marketplace platform, insurance, micro-finance, and mobile phone and data top-up. Tingo Group’s other Tingo business verticals include: TingoPay, a SuperApp in partnership with Visa, offering a wide range of B2C and B2B services including payment services, an e-wallet, foreign exchange and merchant services; Tingo Foods, a food processing business that processes raw foods into finished products such as rice, groundnut oil, nut products, wheat, millet and maize; and Tingo DMCC, a commodity trading platform and agricultural commodities export business based out of the Dubai Multi Commodities Center. In addition to its Tingo business verticals, Tingo Group also holds and operates an insurance brokerage platform business in China; and Magpie Securities, a regulated finance services Fintech business operating out of Hong Kong and Singapore. For more information visit tingogroup.com.

Disclaimer

The information in this news release includes certain information and statements about management and the Company’s board of director’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and: (i) the results of the independent review; (ii) the risk of restatement of the Company’s previously reported financial statements or the identification of one or more material weaknesses in internal control over financial reporting; (iii) costs relating to the independent review, which are likely to be material; (iv) the outcome of any legal proceedings that may be instituted against the Company, including as may result from the independent review and (v) the ability to meet stock exchange continued listing standards. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact
949-491-8235
TIO@mzgroup.us
www.mzgroup.us

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